Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Treasurer

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2011 SECOND QUARTER RESULTS

Quarterly Revenues of $85.0 Million and 15.5% Adjusted Operating Margin

Increases Calendar Year Revenue Guidance to $354.0 million to $358.0 million

Representing Annual Growth of 40% to 42%

Increases Calendar Year Adjusted Operating Margin Guidance to 13.5% to 14.0%

New York, NY – August 1, 2011 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended June 30, 2011.

Rohit Kapoor, President and CEO, commented: “EXL delivered strong second quarter results for revenue growth and profitability. Our outsourcing business enjoyed strong revenue growth this quarter in F&A and industry-vertical focused processes. EXL closed the OPI acquisition in line with our expected timetable, and I am pleased with the progress we are making in integrating the business. In the marketplace, we are seeing positive demand signals from our clients for F&A services across geographies. We are adding to our talent and building out additional delivery infrastructure around the world to accommodate the growth EXL is experiencing.”

Vishal Chhibbar, CFO, commented: “EXL’s growth momentum was exceptionally strong in the second quarter. Revenues were $85.0 million, an increase of 40.2% year-over-year. Diluted EPS and adjusted diluted EPS were $0.27 (up 69.3%) and $0.35 (up 50.4%) respectively, despite a higher tax rate in the second quarter. Based on our strong year-to-date results and additional confidence in the performance of our recent acquisition, we are increasing our calendar year 2011 revenue and adjusted operating margin guidance. We now expect revenues of between $354.0 million to $358.0 million, representing annual growth of 40% to 42% and adjusted operating margins of 13.5% to 14.0%.”

Financial Highlights

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended June 30, 2011 were $85.0 million compared to $60.6 million for the quarter ended June 30, 2010 and $72.9 million for the quarter ended March 31, 2011. Outsourcing services revenues for the quarter ended June 30, 2011 were $68.7 million compared to $46.6 million in the quarter ended June 30, 2010 and $56.8 million in the quarter ended March 31, 2011. Outsourcing services revenues for the quarter ended June 30, 2011 include $7.4 million related to one month of OPI revenues. Transformation services revenues for the quarter ended June 30, 2011 were $16.3 million compared to $14.1 million in the quarter ended June 30, 2010 and $16.1 million in the quarter ended March 31, 2011.

•

Gross margin for the quarter ended June 30, 2011 was 38.8% compared to 38.2% for the quarter ended June 30, 2010 and 39.3% for the quarter ended March 31, 2011. Outsourcing services gross margin for the quarter ended June 30, 2011 was 39.9% compared to 38.6% for the quarter ended June 30, 2010 and 39.8% for the quarter ended March 31, 2011. Transformation services gross margin for the quarter ended June 30, 2011 was 34.6% compared to 37.2% for the quarter ended June 30, 2010 and 37.9% for the quarter ended March 31, 2011.

•

Operating margin for the quarter ended June 30, 2011 was 11.1% compared to 8.7% for the quarter ended June 30, 2010 and 10.3% for the quarter ended March 31, 2011. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended June 30, 2011 was 15.5% compared to 13.5% for the quarter ended June 30, 2010 and 14.3% for the quarter ended March 31, 2011.

•

Net income for the quarter ended June 30, 2011 was $8.5 million compared to $4.9 million for the quarter ended June 30, 2010 and $8.4 million for the quarter ended March 31, 2011. Adjusted EBITDA for the quarter ended June 30, 2011 was $17.4 million compared to $11.5 million for the quarter ended June 30, 2010 and $14.6 million for the quarter ended March 31, 2011.

•

Diluted earnings per share for the quarter ended June 30, 2011 was $0.27 compared to $0.16 for the quarter ended June 30, 2010 and $0.27 for the quarter ended March 31, 2011. Adjusted diluted earnings per share for the quarter ended June 30, 2011 was $0.35 compared to $0.23 in the quarter ended June 30, 2010 and $0.33 for the quarter ended March 31, 2011.

Business Announcements

•	Achieved a milestone in EXL’s decision analytics by doubling the number of employees over the last 18 months.

•	Adding additional global capacity including 1,300 seats in the Phase 2 expansion in a Noida SEZ, 400 seats of additional capacity in Gurgaon and 300 additional seats in Manila.

•	Selected by Microsoft as a Gold-level partner to jointly market and enhance EXL’s LifePRO® policy administration platform for life, health, and annuities.

•	EXL’s client Centrica plc. won the European Outsourcing Association Award for “BPO Contract of the Year 2011.”

•	Closed the acquisition of OPI, a leading global provider of F&A outsourcing services with approximately 80 clients.

•	Won 3 new clients in outsourcing services and 1 new client in transformation services.

•	Expanded multiple outsourcing services relationships with the migration of 33 new processes during the quarter.

•

Increased our headcount as of June 30, 2011 to approximately 17,400 compared to approximately 12,200 as of June 30, 2010 and approximately 13,000 as of March 31, 2011. EXL added approximately 3,800 employees as of June 30, 2011 from the acquisition of OPI.

•	Experienced attrition in the second quarter of 32.9% for billable employees compared to 34.6% in the second quarter of 2010 and 32.4% for the first quarter of 2011.

2011 Outlook

The Company is revising its guidance for calendar year 2011 based on current exchange rates:

•	Revenues of between $354.0 million - $358.0 million from $347.0 million - $355.0 million.

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of between 13.5% - 14.0%.

Conference Call

EXL will host a conference call on Tuesday, August 2, 2011 at 10:00 a.m. (ET) to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com. An accompanying investor-friendly spreadsheet of historical operating and financial data is also available on the investor relations section of EXL’s website. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and enter “76203256”. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 or 1-706-645-9291 and entering “76203256” from two hours after the end of the call until 11:59 p.m. (ET) on August 16, 2011. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements by ExlService Holdings, Inc. (the “Company”). You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues	$85,028	$60,639	$157,935	$115,128
Cost of revenues (exclusive of depreciation and amortization)	51,998	37,447	96,217	68,932

Gross profit	33,030	23,192	61,718	46,196

Operating expenses:
General and administrative expenses	12,391	9,464	22,862	18,769
Selling and marketing expenses	6,121	4,599	11,978	8,749
Depreciation and amortization	5,110	3,857	9,962	6,930

Total operating expenses	23,622	17,920	44,802	34,448

Income from operations	9,408	5,272	16,916	11,748
Other income:
Foreign exchange gain	1,803	903	3,451	1,509
Interest and other income, net	645	314	970	732

Income before income taxes	11,856	6,489	21,337	13,989
Income tax provision	3,381	1,620	4,501	3,497

Net income	$8,475	$4,869	$16,836	$10,492

Earnings per share:
Basic	$0.28	$0.17	$0.57	$0.36
Diluted	$0.27	$0.16	$0.54	$0.35
Weighted-average number of shares used in computing earnings per share:
Basic	29,859,811	29,231,812	29,740,676	29,181,036
Diluted	31,043,426	30,201,092	30,912,021	30,180,283

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,355	$111,182
Short-term investments	4,559	3,084
Restricted cash	231	231
Accounts receivable, net of allowance for doubtful accounts of $118 at June 30, 2011 and $246 at December 31, 2010	55,382	44,186
Prepaid expenses	3,900	3,317
Deferred tax assets, net	977	1,721
Advance income tax, net	5,671	5,364
Other current assets	7,687	5,244

Total current assets	157,762	174,329

Fixed assets, net	45,529	34,733
Restricted cash	3,744	3,432
Deferred tax assets, net	16,965	14,333
Intangible assets, net	39,642	18,591
Goodwill	99,299	43,370
Other assets	22,463	16,895

Total assets	$385,404	$305,683

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,745	$4,860
Short-term borrowings	30,049	—
Deferred revenue	7,884	5,108
Accrued employee cost	24,752	23,947
Accrued expenses and other current liabilities	25,729	16,560
Current portion of capital lease obligations	2,282	231

Total current liabilities	97,441	50,706

Capital lease obligations, less current portion	5,752	389
Non-current liabilities	8,504	6,042

Total liabilities	111,697	57,137

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 30,312,901 shares issued and 29,989,504 shares outstanding as of June 30, 2011 and 29,690,463 shares issued and 29,437,961 shares outstanding as of December 31, 2010	30	30
Additional paid-in capital	144,878	136,173
Retained earnings	129,102	112,266
Accumulated other comprehensive income	2,389	1,126

Total stockholders’ equity including shares held in treasury	276,399	249,595

Less: 323,397 shares as of June 30, 2011 and 252,502 shares as of December 31, 2010, held in treasury, at cost	(2,712)	(1,069)

ExlService Holdings, Inc. stockholders’ equity	273,687	248,526
Non-controlling interest	20	20

Total stockholders’ equity	273,707	248,546

Total liabilities and stockholders’ equity	$385,404	$305,683

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following three items which do not directly link to the Company’s ongoing performance: (i) stock-based compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow. The Company believes that providing the measure of adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flows from operations. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the quarter ended June 30, 2011, June 30, 2010 and March 31, 2011:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,
	2011	2010	2011
Net income (GAAP)	$8,475	$4,869	$8,361

add: Income tax provision and Other income/(expense)	933	403	(853)

Income from continuing operations (GAAP)	$9,408	$5,272	$7,508

add: Stock-based compensation expense (a)	2,879	2,404	2,248

add: Amortization of acquisition-related intangibles (b)	913	520	636

Adjusted operating income (Non-GAAP)	$13,200	$8,196	$10,392

Adjusted operating income margin %	15.5%	13.5%	14.3%

add: Depreciation	4,197	3,337	4,216

Adjusted EBITDA (Non-GAAP)	$17,397	$11,533	$14,608

Adjusted EBITDA margin %	20.5%	19.0%	20.0%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2011	2010	2011
Net income (GAAP)	$8,475	$4,869	$8,361

add: Stock-based compensation expense (a)	2,879	2,404	2,248

add: Amortization of acquisition-related intangibles (b)	913	520	636

subtract: Tax impact on stock-based compensation expense	(1,125)	(661)	(952)

subtract: Tax impact on amortization of acquisition-related intangibles	(206)	(55)	(206)

Adjusted net income	$10,936	$7,077	$10,087

Adjusted diluted earnings per share	$0.35	$0.23	$0.33

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.